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                                                                    EXHIBIT 99.1

             [LETTERHEAD OF EASTERN ENVIRONMENTAL SERVICES, INC.]

                                                                   MEDIA RELEASE

For Immediate Release
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                                                        Contact:  John W. Poling
                                                                  (609) 235-6009


               DEPARTMENT OF JUSTICE TO FILE COMPLAINT TO ENJOIN
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EASTERN ENVIRONMENTAL SERVICES, INC. AND WASTE MANAGEMENT, INC. MERGER; HOWEVER,
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                EASTERN REMAINS OPTIMISTIC DEAL CAN BE COMPLETED
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  Mt. Laurel, NJ  November 17, 1998 - Eastern Environmental Services, Inc.
  ("Eastern") (NASDAQ: EESI) announces that the Department of Justice informed Eastern last evening that a complaint will be filed in the Eastern District Court of New York against Waste Management, Inc. and Eastern to enjoin their previously announced merger. The Department of Justice advised Eastern that the complaint will address a number of markets in which Eastern and Waste Management have operations. Based on discussions between the parties, Eastern believes that there are tentative agreements for many of the market conflicts. Eastern is optimistic that the remaining market conflicts can be resolved by agreement or by a swift court decision.


  Eastern Environmental Services, Inc. is a fully integrated non-hazardous solid waste management company specializing in the collection, transportation and disposal of residential, industrial, commercial and special waste, principally in the eastern United States.


  Certain statements included in this release contain forward looking concepts that involve risks and uncertainties. These risks and uncertainties, which may cause actual results to differ materially from our expected results, are described in detail in Eastern's reports filed with the Securities and Exchange Commission.


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